Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-150313) on Form S-8 of our report dated June 23, 2016, appearing in the annual report on Form 11-K of Mackinac Financial Corporation 401(k) Plan for the year ended December 31, 2015.

/s/Plante & Moran, PLLC

Auburn Hills, Michigan

June 28, 2016